EXHIBIT NO. 15





To the Board of Directors and Shareholders of Gerber Scientific, Inc.


            Re: Registration Statements on Form S-8,
                File No. 2-93695, No. 33-58668,
                No. 333-261777, and No. 333-42879

                Registration Statement on Form S-3,
                File No. 33-58670


With   respect   to  the  subject  Registration  Statements,   we
acknowledge our awareness of the use therein of our report  dated
November 18, 1998 related to our review of interim financial information.

Pursuant to Rule 436(c) under the Securities Act, such reports are not considered a part of a Registration Statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.


                                        Very truly yours,


                                        /s/ KPMG PEAT MARWICK LLP


                                        KPMG PEAT MARWICK LLP




Hartford, Connecticut
November 18, 1998